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                                                                EXHIBIT (11)(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement (File No. 33-55024) on Form N-1A of our report dated February 15, 2001 relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of State Street Research Large-Cap Growth Fund (a series of State Street Research Growth Trust), formerly State Street Research Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

February 22, 2001